EXHIBIT 10.12








                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                                  ENTRADE INC.,

                        POSITIVE ASSET REMARKETING, INC.,

                         ENTRADE MERGER SUBSIDIARY, INC.

                                       and

                               CERTAIN INDIVIDUALS



                          DATED AS OF DECEMBER 31, 1999


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                                       iii

                                TABLE OF CONTENTS
                                                                            Page

ARTICLE 1 -       THE MERGER...................................................1
         1.1      The Merger...................................................1
         1.2      Effective Time...............................................2
         1.3      The Closing..................................................2
         1.4      Directors....................................................2
         1.5      Officers.....................................................3
         1.6      Post Closing Rights..........................................3

ARTICLE 2 -       REPRESENTATIONS AND WARRANTIES OF PAR, OLD PAR
                    AND THE STOCKHOLDERS.......................................3
         2.1      Existence; Good Standing; Corporate Authority................3
         2.2      Authorization, Validity and Effect of Agreements.............4
         2.3      Capitalization of PAR........................................4
         2.4      AsseTrade Stock..............................................4
         2.5      Other Interests..............................................4
         2.6      Other Assets or Liabilities..................................5
         2.7      Contracts....................................................5
         2.8      No Conflict; Required Filings and Consents...................5
         2.9      Litigation...................................................5
         2.10     Financial Statements.........................................6
         2.11     Taxes........................................................6
         2.12     Employee Benefit Plans.......................................6
         2.13     No Brokers...................................................6

ARTICLE 3 -       REPRESENTATIONS AND WARRANTIES OF ENTRADE....................7
         3.1      Existence; Good Standing; Corporate Authority................7
         3.2      Authorization, Validity and Effect of Agreements.............7
         3.3      Capitalization...............................................7
         3.4      No Conflict; Required Filings and Consents...................8
         3.5      SEC Documents................................................9
         3.6      No Brokers...................................................9

ARTICLE 4 -       COVENANTS....................................................9
         4.1      Alternative Proposals........................................9
         4.2      Interim Operations..........................................10
         4.3      Meeting of Entrade Stockholders.............................10
         4.4      Filings, Other Action.......................................11
         4.5      Inspection of Records.......................................11
         4.6      Publicity...................................................11
         4.7      Registration Statement......................................11
         4.8      Listing Application. .......................................12
         4.9      Further Action..............................................13
         4.10     Expenses....................................................13
         4.11     Restrictions on Transfers of the Entrade Shares.............13






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ARTICLE 5 -       CONDITIONS..................................................13
         5.1      Conditions to Each Party's Obligation to Effect the Merger..13
         5.2      Conditions to Obligation of PAR and the Stockholders
                  to Effect the Merger........................................14
         5.3      Conditions to Obligation of Entrade and Merger Sub
                  to Effect the Merger........................................15

ARTICLE 6 -       TERMINATION.................................................15
         6.1      Termination by Mutual Consent...............................15
         6.2      Termination by Entrade or PAR...............................15
         6.3      Termination by Entrade......................................16
         6.4      Termination by PAR..........................................16
         6.5      Effect of Termination and Abandonment.......................16
         6.6      Extension, Waiver...........................................17

ARTICLE 7 -       SURVIVAL OF REPRESENTATIONS AND
                    WARRANTIES, INDEMNIFICATION...............................17
         7.1      Survival of Representations and Warranties..................17
         7.2      Indemnification.............................................17
         7.3      Procedure for Claims........................................17
         7.4      Third Party Claims..........................................18

ARTICLE 8 -       GENERAL PROVISIONS..........................................18
         8.1      Notices.....................................................18
         8.2      Assignment; Binding Effect..................................19
         8.3      Entire Agreement............................................19
         8.4      Amendment...................................................19
         8.5      Governing Law...............................................19
         8.6      Counterparts................................................20
         8.7      Headings....................................................20
         8.8      Interpretation..............................................20
         8.9      Waivers.....................................................20
         8.10     Incorporation...............................................20
         8.11     Severability................................................20
         8.12     Enforcement of Agreement....................................20
         8.13     Subsidiaries................................................20





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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of December 31, 1999 among Entrade Inc. ("Entrade"), a Pennsylvania corporation; Positive Asset Remarketing, Inc. ("PAR"), a Nevada corporation; Positive Asset Remarketing, Inc. ("Old PAR"), a Massachusetts corporation; Robert D. Kohn, Benjamin Kafka, and Mark Quinn, the individual stockholders of PAR (each a "Stockholder" and, together, the "Stockholders"); and Entrade Merger Subsidiary, Inc. (the "Merger Sub"), a Nevada corporation and a wholly owned subsidiary of Entrade.

                                    Recitals:

         PAR owns 7,350 shares (the "AsseTrade Stock") of Class A Voting Common Stock of asseTrade.com, Inc. ("AsseTrade"), a Delaware corporation. PAR acquired the AsseTrade Stock from Old PAR on or about September 20, 1999.

         The Boards of Directors of PAR and Entrade have approved and deem it advisable and in the best interests of their respective companies and shareholders to consummate the merger (the "Merger") described in this Agreement. Pursuant to the Merger, the Merger Sub will merge with and into PAR, which will result in PAR becoming a wholly owned subsidiary of Entrade, and the outstanding shares of Common Stock of PAR will be converted into an aggregate of 900,000 shares of Common Stock of Entrade (subject to adjustment as hereinafter provided).

         For federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a)(1) of the United States Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1
                                   THE MERGER


         1.1 The Merger. Pursuant to the Plan of Merger in the form of Exhibit A hereto (the "Plan of Merger"), at the Effective Time (hereinafter defined), the Merger Sub shall be merged with and into PAR in accordance with the applicable provisions of the laws of the State of Nevada. PAR shall be the surviving corporation in the Merger and shall continue its corporate existence under the laws of the State of Nevada. As a result of the Merger, PAR shall become a wholly owned subsidiary of Entrade. At the Effective Time: (a) each outstanding share of Common Stock of PAR ("PAR Common Stock") shall be converted into 1,125

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shares of Common Stock, no par value, of Entrade  ("Entrade Common Stock");  (b)
each share of PAR Common Stock held as treasury stock shall be canceled; and (c) each outstanding share of Common Stock, $.01 par value, of the Merger Sub shall be canceled and converted into one share of common stock of the surviving corporation, PAR, which shall be then owned by Entrade. Notwithstanding the foregoing, if the Form S-4 (as hereinafter defined) has not become effective on or before that date which is four (4) months following the date of this Agreement, the Plan of Merger shall be amended without further action of the parties to provide that each outstanding share of PAR Common Stock shall be converted in the Merger into 1,250 shares of Entrade Common Stock, so that the aggregate number of shares of Entrade Common Stock issued to the Stockholders in the Merger shall be increased from 900,000 shares to 1,000,000 shares. The shares of Entrade Common Stock issued to the Stockholders in the Merger are sometimes hereinafter referred to as the "Entrade Shares." Upon conversion as aforesaid, all outstanding shares of PAR Common Stock shall be canceled and cease to exist, and each certificate theretofore representing any shares of PAR Common Stock shall be exchanged for certificates representing Entrade Common Stock as herein provided. No fractional shares of Entrade Common Stock and no scrip or certificates therefor will be issued in connection with the Merger. Any former holder of PAR Common Stock who would otherwise be entitled to receive a fraction of a share of Entrade Common Stock shall receive, in lieu thereof, a check for cash in an amount equal to such fraction of a share multiplied by the closing price of Entrade Common Stock on the New York Stock Exchange ("NYSE") (or other applicable exchange as hereinafter provided) on the first day Entrade Common Stock is traded after the Effective Time.

         1.2 Effective Time. The term "Effective Time" shall mean the time and date which is (a) the date and time of the filing of the articles of merger relating to the Merger with the Secretary of the State of Nevada (or such other date and time as may be specified in such certificate as may be permitted by law) or (b) such other time and date as PAR and Entrade may agree.

         1.3 The Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions described in this Agreement (the "Closing") shall take place (a) at the offices of Duane, Morris & Heckscher LLP, One Liberty Place, 1650 Market Street, Philadelphia, Pennsylvania 19103-7396, at 10:00 a.m., local time, on the first business day following the day on which the last to be fulfilled or waived of the conditions set forth in Article 5 shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as PAR and Entrade may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

         1.4 Directors. The directors of PAR immediately prior to the Effective Time shall resign as directors of PAR as of the Effective Time, and the directors of the Merger Sub immediately prior to the Effective Time shall become the directors of PAR, until their successors are duly appointed in accordance with applicable law.




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


         1.5 Officers. The officers of PAR immediately prior to the Effective Time shall resign as officers of PAR as of the Effective Time, and the officers of the Merger Sub immediately prior to the Effective Time shall become the officers of PAR, until their successors are duly appointed in accordance with applicable law.

         1.6 Post-Closing Rights. If at any time during the twelve (12) month period following the Closing Date GE Equity ("GE"), either in conjunction with Internet Capital Group ("ICG") or otherwise, makes an investment in AsseTrade, and if the then shareholders of AsseTrade are granted rights or options of any kind as a part of that transaction (including, by way of example, rights to purchase additional AsseTrade shares in an initial public offering), then the Stockholders shall together be entitled to receive fifty percent (50%) of such rights and options (shared pro rata in accordance with their respective interests in PAR at the Effective Time) attributable to the AsseTrade Stock. Entrade shall notify each of the Stockholders if and when there is an agreement with GE (either in conjunction with ICG or otherwise) granting any such rights or options, which notification shall include the applicable terms and conditions of such agreement. Within thirty (30) days following their receipt of such notice, but in any event prior to any exercise date specified in any such agreement with GE (and, if applicable, ICG), the Stockholders shall notify Entrade whether they intend to exercise such rights or options. Any Stockholder electing to exercise any such right or option shall assume and hold Entrade harmless with respect to all corresponding obligations, and shall enter into such agreements with Entrade, AsseTrade, and GE (and, if applicable, ICG) as may be reasonably required to confirm such election and assumption of obligations. If a Stockholder elects not to exercise such rights or options, or fails to notify Entrade of its intent within the aforesaid notice period, then such rights and options shall revert to Entrade.


                                    ARTICLE 2
       REPRESENTATIONS AND WARRANTIES OF PAR, OLD PAR AND THE STOCKHOLDERS

         Except as set forth in the disclosure letter delivered to Entrade at or prior to the execution hereof (the "PAR Disclosure Letter"), each of PAR, Old PAR and the Stockholders jointly and severally represent and warrant to Entrade as of the date of this Agreement as follows:


         2.1 Existence; Good Standing; Corporate Authority. Each of PAR and Old PAR is a corporation duly incorporated, validly existing and in good standing under, respectively, the laws of the State of Nevada and the laws of the Commonwealth of Massachusetts, is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it






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


or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, results of operations or financial condition of PAR or Old PAR (a "PAR Material Adverse Effect"). Each of PAR and Old PAR has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. The copies of the Articles of Incorporation and Bylaws of PAR and Old PAR previously made available to Entrade are true and correct and have not been modified or amended except as set forth therein.

         2.2 Authorization, Validity and Effect of Agreements. Each of PAR and Old PAR has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents to be executed by it as described herein. The consummation by PAR and Old PAR of the transactions described herein has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents described herein (when executed and delivered pursuant hereto for value received) will constitute, the valid and binding obligations of PAR, Old PAR and the Stockholders enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         2.3 Capitalization of PAR. The authorized capital stock of PAR consists of 25,000 shares of Common Stock, $.01 par value, of which 800 shares are issued and outstanding. PAR has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Stockholders on any matter. All issued and outstanding shares of PAR Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and are owned of record and beneficially by the Stockholders. There are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate PAR to issue, transfer or sell any shares of its capital stock.

         2.4 AsseTrade Stock. PAR owns the AsseTrade Stock free and clear of all liens, pledges, security interests, claims or other encumbrances ("Liens"), except as set forth in the PAR Disclosure Letter. The AsseTrade Stock constitutes 17.47% of the issued and outstanding Class A Voting Common Stock of AsseTrade. Each of the shares of AsseTrade Stock owned by PAR is duly authorized, validly issued, fully paid and nonassessable. There are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate AsseTrade to issue, transfer or sell any shares of its capital stock.

         2.5 Other Interests. Except for its interest in AsseTrade, PAR owns no interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity.




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         2.6  Other  Assets or  Liabilities.  As of the date  hereof  and at the
Effective Time, PAR has and will have no properties or assets of any kind other than the AsseTrade Stock. As of the date hereof, at the time of the transfer of the AsseTrade Stock from Old PAR to PAR, and at the Effective Time, neither PAR nor Old PAR has, had or will have any liabilities, obligations or guaranties accrued, absolute, contingent or otherwise.

         2.7 Contracts. Except as set forth in the PAR Disclosure Letter, neither PAR nor Old PAR is a party to any contract, agreement, commitment or obligation of any kind.

         2.8      No Conflict; Required Filings and Consents.

                  (1) The execution and delivery of this Agreement by PAR, Old PAR and the Stockholders, and the consummation by PAR, Old PAR and the Stockholders of the transactions described herein will not, (i) conflict with or violate the articles of incorporation or by-laws of PAR or Old PAR, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to PAR, Old PAR or the Stockholders or by which any property or asset of PAR, Old PAR or the Stockholders is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of PAR, Old PAR or the Stockholders pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which PAR, Old PAR or any Stockholder is a party or by which PAR, Old PAR or any Stockholder or any property or asset of PAR, Old PAR or any Stockholder is bound or affected.

                  (2) The execution and delivery of this Agreement by PAR, Old PAR and the Stockholders do not, and the performance of this Agreement and the consummation by PAR, Old PAR or the Stockholders of the transactions described herein will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each a "Governmental Entity"), except for (i) applicable requirements, if any, of the Securities Act of 1933 (the "Securities Act"), the Exchange Act of 1934 (the "Exchange Act"), state securities laws and state takeover laws, (ii) filing of appropriate merger documentation as Nevada law shall require, and (iii) applicable requirements of the Code and state and local tax laws.

         2.9 Litigation. There are no actions, suits, audits or proceedings pending against PAR or Old PAR or, to the knowledge of PAR or the Stockholders, threatened against PAR or Old PAR, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality.









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



         2.10 Financial Statements. Neither PAR nor Old PAR has had financial statements prepared for it, by management or otherwise, for any period during the last three (3) years.

         2.11     Taxes.

                  (1) Each of PAR and Old PAR have filed all tax returns and reports required to be filed by it (if any), or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all tax returns and reports are complete and accurate in all respects. Each of PAR and Old PAR has paid all Taxes due and owing and no deficiencies for any Taxes have been proposed, asserted or assessed against PAR or Old PAR that are not adequately reserved for. No requests for waivers of the time to assess any taxes against PAR or Old PAR have been granted or are pending.

                  (2) Each of PAR and Old PAR has satisfied all federal, state, local and foreign tax requirements, including but not limited to income, social security and employment tax.

                  (3) There are no Liens for Taxes on any of PAR's or Old PAR's assets.

                  (4) As used in this Section 2.11, "Taxes" shall include all federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including obligations for withholding taxes from payments due or made to any other person or entity and any interest, penalties or additions to tax.

         2.12 Employee Benefit Plans. Neither PAR nor Old PAR has any employee benefit plans or programs of any kind maintained for the benefit of current or former employees or directors of PAR or Old PAR. Neither PAR nor Old PAR has ever had any employees.

         2.13 No Brokers. Neither PAR, Old PAR nor any of the Stockholders has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of PAR, Old PAR, the Stockholders, Entrade or the Merger Sub to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions described herein. Neither PAR nor any of the Stockholders is aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions described herein.







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


                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                                   OF ENTRADE

         Except as set forth in the Entrade Reports (as defined below) or otherwise disclosed in writing to the Stockholders, Entrade represents and warrants to PAR, Old PAR and the Stockholders as of the date of this Agreement as follows:

         3.1 Existence; Good Standing; Corporate Authority. Each of Entrade and the Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Entrade is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, results of operations or financial condition of Entrade and its subsidiaries taken as a whole (an "Entrade Material Adverse Effect"). Entrade has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of the Articles of Incorporation and Bylaws of Entrade and the Merger Sub previously made available to PAR and the Stockholders are true and correct, and have not been modified or amended except as set forth therein.

         3.2 Authorization, Validity and Effect of Agreements. Each of Entrade and the Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents described herein. Subject only to the approval of this Agreement and the transactions described herein by the holders of Entrade Common Stock, the consummation by Entrade and the Merger Sub of the transactions described herein has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents described herein (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of Entrade and the Merger Sub, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.


         3.3 Capitalization. The authorized capital stock of Entrade consists of 40,000,000 shares of Entrade Common Stock and 4,000,000 shares of Entrade Preferred Stock. As of December 30, 1999 there were 15,066,561 shares of Entrade







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


Common Stock and no shares of Entrade Preferred Stock issued and outstanding. Since such date, no additional shares of capital stock of Entrade have been issued, except pursuant to Entrade's Restated 1985 Stock Option Plan, 1996 stock option and 1996 disinterested director stock option plan (the "Entrade Stock Option Plans"). The authorized capital stock of the Merger Sub consists of 1000 shares of Common Stock, of which 100 shares are issued and outstanding. Except as set forth in the Entrade Reports or the Entrade Stock Option Plans, or as otherwise disclosed in writing to the Stockholders, neither Entrade nor the Merger Sub has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Entrade or the Merger Sub on any matter. All such issued and outstanding shares of Entrade and the Merger Sub are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as described in this Agreement or the Entrade Reports or as otherwise disclosed in writing to the Stockholders, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments that obligate Entrade or the Merger Sub to issue, transfer or sell any shares of capital stock.

         3.4      No Conflict; Required Filings and Consents.

                  (1) The execution and delivery of this Agreement by Entrade and the Merger Sub does not, and the consummation by Entrade or the Merger Sub of the transactions described herein will not, (i) conflict with or violate their respective articles of incorporation or by-laws, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Entrade or the Merger Sub or by which any property or asset of Entrade or the Merger Sub is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a Lien on any property or asset of Entrade or the Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Entrade or the Merger Sub is a party or by which Entrade or the Merger Sub or any property or asset of Entrade or the Merger Sub is bound or affected, in each case except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have an Entrade Material Adverse Effect.

                  (2) The execution and delivery of this Agreement by Entrade and the Merger Sub do not, and the performance of this Agreement and the consummation by Entrade and the Merger Sub of the transactions described herein will not require any consent, approval, authorization or permit of, or filing with or notification to any Governmental Entity, except for (i) applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws and state takeover laws, and the NYSE, (ii) filing of appropriate merger documentation as Nevada law shall require, and (iii) applicable requirements of the Code and state and local tax laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

         3.5 SEC Documents. Entrade has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since August 19, 1999 (collectively, the "Entrade Reports"). As of their respective dates, the Entrade Reports, and any such reports, forms and other documents filed by Entrade with the SEC after the date of this Agreement (a) complied, or will comply, as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (b) did not, or will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representation in clause (b) of the preceding sentence shall not apply to any misstatement or omission in any Entrade Report filed prior to the date of this Agreement that was superseded by a subsequent Entrade Report filed prior to the date of this Agreement that specifically corrected such misstatement or omission in the applicable Entrade Report, or to any misstatement or omission in any Entrade Report that was based on information provided to Entrade by PAR or any of the Stockholders.

         3.6 No Brokers. Entrade has not entered into any contract, arrangement or understanding with any person or firm that may result in the obligation of Entrade, the Merger Sub, Par or the Stockholders to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions described herein. Entrade is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions described herein.

                                    ARTICLE 4
                                    COVENANTS

         4.1 Alternative Proposals. Prior to the Effective Time, each of PAR and the Stockholders agrees (a) that it shall not and shall not permit PAR's officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by PAR) to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, any purchase of (i) any of the outstanding shares of PAR Common Stock or (ii) any of the AsseTrade Stock (any such proposal or offer being hereinafter referred to as an "Alternative Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal (excluding the Merger described in this Agreement), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; and (b) that it will notify Entrade immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with it.

         4.2      Interim Operations.

                  (1) Prior to the Effective Time, except as may be described in any other provision of this Agreement, unless Entrade has consented in writing thereto, each of the Stockholders and PAR: (i) shall cause PAR to conduct its operations according to their usual, regular and ordinary course; (ii) shall not amend the articles of incorporation or bylaws of PAR; (iii) shall promptly notify Entrade of any material breach of any representation or warranty contained herein or any PAR Material Adverse Effect; (iv) shall not permit PAR to (x) issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof, or (y) grant, confer or award any option, warrant, conversion right or other right to acquire any shares of its capital stock; (v) shall not permit PAR to (x) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of PAR's capital stock or other ownership interests or (y) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or make any commitment for any such action; (vi) shall not permit PAR to sell, lease or otherwise dispose of any of its assets, or to acquire any business or assets; (vii) shall not, and shall not permit PAR to (x) enter into any contract or agreement of any kind or (y) incur any amount of indebtedness for borrowed money or any other obligation or liability of any kind, make any loans, advances or capital contributions to, or investments in, any other person, or issue or sell any debt securities; and (viii) shall not permit PAR to mortgage or otherwise encumber or subject to any lien any of its properties.

                  (2) Prior to the Effective Time, except as otherwise described in this Agreement, unless PAR has consented in writing thereto, Entrade: (i) shall not effect any stock split of its capital stock; (ii) shall not effect any stock dividend of its capital stock; (iii) shall promptly notify PAR of any breach of any representation or warranty contained herein or any Entrade
Material Adverse Effect; and (iv) shall promptly deliver to PAR and the Stockholders true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

         4.3 Meeting of Entrade Stockholders. Entrade shall take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders as promptly as practicable to consider and vote upon the approval of this Agreement, the Plan of Merger and the Merger. The Board of Directors of Entrade shall recommend such approval, and Entrade shall take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement/Prospectus (hereinafter defined); provided, however, that such recommendation or solicitation is subject to any action (including any withdrawal or change of its recommendation) taken by, or upon authority of, the Board of Directors of Entrade in the exercise of its good faith judgment as to its fiduciary duties to its shareholders imposed by law.

         4.4 Filings, Other Action. Subject to the terms and conditions herein provided, Entrade and PAR shall: (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions described herein and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations, including but not limited to all filings required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the expiration of any applicable waiting period(s) thereunder; and (b) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions described in this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of PAR, Old PAR and Entrade shall take all such necessary action.

         4.5 Inspection of Records. From the date hereof to the Effective Time, each of PAR and Entrade shall: (i) allow all designated officers, attorneys, accountants and other representatives of the other reasonable access at all reasonable times to the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of PAR, Old PAR and Entrade and its Subsidiaries, as the case may be,
(ii) furnish to the other, the other's counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and (iii) instruct their respective employees, counsel and financial advisors to cooperate with the investigation of the respective businesses of each.

         4.6 Publicity. The initial press release relating to this Agreement shall be a joint press release approved by both parties and thereafter Entrade and PAR shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions described herein.

         4.7 Registration Statement. Entrade and PAR shall cooperate and promptly prepare and Entrade shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to Entrade Common Stock issuable in the Merger, which shall also serve as the proxy statement with respect to the meeting of the shareholders of Entrade in connection with the Merger (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Entrade shall use all reasonable efforts, and PAR shall cooperate with Entrade, to have the Form S-4 declared effective by the SEC as promptly as practicable, and to keep the Form S-4 effective as long as is necessary to consummate the Merger. Entrade shall, as promptly as practicable, provide copies of any written comments received from the SEC with respect to the Form S-4 to PAR and the Stockholders and advise PAR and the Stockholders of any verbal comments with respect to the Form S-4 received from the SEC. Entrade shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "blue sky" permits or approvals required to carry out the transactions described in this Agreement. Entrade agrees that the Proxy Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof and at the time of the meetings of shareholders of Entrade, or, in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Entrade in reliance upon and in conformity with written information concerning PAR, Old PAR or the Stockholders furnished to Entrade by PAR, Old PAR or the Stockholders specifically for use in the Proxy Statement/Prospectus or any amendment or supplement thereto. PAR, Old PAR and the Stockholders agree that the written information concerning PAR provided by it or them for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of shareholders of Entrade, or, in the case of written information concerning PAR, Old PAR or the Stockholders provided for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Entrade will advise PAR and the Stockholders promptly of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Entrade Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

         4.8 Listing Application. Entrade shall promptly prepare and submit to the NYSE a listing application covering the shares of Entrade Common Stock issuable in the Merger, and shall use reasonable efforts to obtain, prior to the Effective Time, approval for such listing of such Entrade Common Stock, subject to official notice of issuance.

         4.9 Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Merger.

         4.10 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions described herein shall be paid by the party incurring such expenses except as expressly provided herein and except that (a) the filing fee in connection with the filing of the Form S-4 or Proxy Statement/Prospectus with the SEC and (b) the expenses incurred in connection with printing and mailing the Form S-4 and the Proxy Statement/Prospectus, shall be borne by Entrade.

         4.11 Restrictions on Transfers of the Entrade Shares. Prior to that date which is six (6) months following the date of this Agreement, the Stockholders shall not sell, transfer or otherwise dispose of, in the aggregate, more than that number of Entrade Shares determined as provided hereinafter (the "Saleable Entrade Shares"). The number of Saleable Entrade Shares shall be as follows: (a) 200,000 Entrade Shares shall be saleable, i.e., free of transfer restrictions under this Agreement ("saleable"), as of the Effective Time; (b) an additional 350,000 Entrade Shares shall be saleable from and after the later to occur of (i) that date which is three (3) months following the date of this Agreement, and (ii) the Effective Time; and (c) all remaining Entrade Shares shall be saleable from and after the later to occur of (i) that date which is six (6) months following the date of this Agreement, and (ii) the Effective Time. The Stockholders acknowledge and agree that any certificate evidencing the Entrade Shares shall bear a legend setting forth the aforesaid restrictions on transfers. The restrictions provided for herein shall terminate and have no further effect on that date which is described under (c) of this Section 4.11. The Stockholders further acknowledge that the restrictions provided for herein are in addition to any and all other restrictions on transfers that may be applicable to the Entrade Shares or the Stockholders under federal and state securities laws or regulations or under the rules of the NYSE.

                                    ARTICLE 5
                                   CONDITIONS

         5.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (1) This Agreement and the transactions described herein shall have been approved in the manner required by applicable law or by the applicable regulations of any stock exchange or other regulatory body, as the case may be, and by the holders of the issued and outstanding shares of capital stock of Entrade.

                  (2) None of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction that prohibits the consummation of the transactions described in this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

                  (3) The Form S-4 shall have become effective and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Form S-4 shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, or, to the knowledge of Entrade, threatened, and all necessary approvals under state securities laws relating to the issuance or trading of Entrade Common Stock to be issued to the Stockholders in connection with the Merger shall have been received.

                  (4) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where, in the opinion of PAR or Entrade, as the case may be, the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, results of operations or financial condition of PAR and Entrade, taken as a whole, following the Effective Time.

                  (5) Entrade Common Stock to be issued to the Stockholders in connection with the Merger shall have been approved for listing on the NYSE, subject only to official notice of issuance.

         5.2 Conditions to Obligation of PAR and the Stockholders to Effect the Merger. The obligation of PAR and the Stockholders to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (1) Entrade shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, the representations and warranties of Entrade contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, and PAR and the Stockholders shall have received a certificate of the President or a Vice President of Entrade, dated the Closing Date, certifying to such effect.

                  (2) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Entrade and its subsidiaries, taken as a whole, that would have or would be reasonably likely to have an Entrade Material Adverse Effect.

         5.3 Conditions to Obligation of Entrade and the Merger Sub to Effect the Merger. The obligation of Entrade and the Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (1) Each of PAR, Old PAR and the Stockholders shall have performed in all material respects its respective agreements contained in this Agreement required to be performed on or prior to the Closing Date, the representations and warranties of PAR and the Stockholders contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, and Entrade shall have received a certificate of each of the Stockholders and of the President or a Vice President of PAR and Old PAR, dated the Closing Date, certifying to such effect.

                  (2) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of PAR, Old PAR or AsseTrade that would have or would be reasonably likely to have a PAR Material Adverse Effect.

                  (3) There shall have been delivered to Entrade an opinion, dated the Closing Date and addressed to Entrade, of counsel to PAR, Old PAR and the Stockholders as to such matters and in such form as Entrade may reasonably request.

                                    ARTICLE 6
                                   TERMINATION

         6.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders of Entrade, by the mutual consent of PAR and Entrade.

         6.2 Termination by Entrade or PAR. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Entrade or PAR if (a) the approval of Entrade's shareholders as required by
Section 4.3 shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof, or (b) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions described in this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (b) shall have used all reasonable efforts to remove such injunction, order or decree.

         6.3 Termination by Entrade. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the shareholders of Entrade referred to in Section 4.3, by action of the Board of Directors of Entrade, if (a) in the exercise of its good faith judgment as to fiduciary duties to its shareholders imposed by law, the Board of Directors of Entrade determines that such termination is required;
provided that Entrade shall notify PAR and the Stockholders promptly of Entrade's intention to terminate this Agreement, but in no event shall such notice be given less than 48 hours prior to the public announcement of Entrade's termination of this Agreement, or (b) there has been a breach by PAR or any of the Stockholders of any representation or warranty contained in this Agreement that would have or would be reasonably likely to have an PAR Material Adverse Effect, or (c) there has been a material breach of any of the material covenants or agreements set forth in this Agreement on the part of PAR, Old PAR or any of the Stockholders, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Entrade to PAR, Old PAR and the Stockholders.

         6.4 Termination by PAR. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the shareholders of Entrade referred to in Section 4.3, by action of the Board of Directors of PAR, if (a) the Board of Directors of Entrade shall have withdrawn or modified in a manner materially adverse to PAR its approval or recommendation of this Agreement or the Merger, or (b) there has been a breach by Entrade of any representation or warranty contained in this Agreement that would have or would be reasonably likely to have an Entrade Material Adverse Effect, or (c) there has been a material breach of any of the material covenants or agreements set forth in this Agreement on the part of Entrade or the Merger Sub, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by PAR to Entrade.

         6.5 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 6, all obligations of the parties hereto shall terminate, except for the provisions of Sections 8.2, 8.3, 8.5, 8.7, 8.8, 8.11, 8.12 and 8.13. In the event of termination of this Agreement pursuant to Section 6.3 or 6.4, nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any willful breach of this Agreement, including without limitation, reasonable attorneys' fees and the right to pursue any remedy at law or in equity.

         6.6 Extension, Waiver. At any time prior to the Effective Time, any party hereto, by action taken itself or by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE 7
                         SURVIVAL OF REPRESENTATIONS AND
                           WARRANTIES, INDEMNIFICATION

         7.1 Survival of Representations and Warranties. All representations, warranties, covenants, stipulations, certifications, indemnities and agreements contained herein or in any document delivered pursuant hereto shall survive the consummation of the transactions described in this Agreement.

         7.2      Indemnification.

                  (1) Each of PAR, Old PAR and the Stockholders shall jointly and severally defend, indemnify and hold Entrade and the Merger Sub harmless from and against any and all claims, liabilities, damages, losses, deficiencies and expenses, including reasonable attorneys' fees and expenses and costs of suit (individually a "Loss" and collectively "Losses") arising out of any and all inaccurate representations and warranties and out of any and all breaches of covenants, agreements and certifications made by or on behalf of PAR, Old PAR or the Stockholders in this Agreement or in any document delivered by any of them hereunder.

                  (2) Entrade shall defend, indemnify and hold PAR, Old PAR and the Stockholders harmless from and against any and all claims, liabilities, damages, losses, deficiencies and expenses, including reasonable attorneys' fees and expenses and costs of suit (individually a "Loss" and collectively "Losses") arising out of any and all inaccurate representations and warranties and out of any and all breaches of covenants and agreements and certifications made by or on behalf of Entrade in this Agreement or in any document delivered by Entrade hereunder.

       7.3 Procedure for Claims.  A party seeking  indemnification  under this
Article 7 (an "Indemnified Party") shall give notice of the claim for losses and a brief explanation of the basis thereof to the party alleged to be responsible for indemnification hereunder (an "Indemnitor"). The Indemnitor shall promptly pay the Indemnified Party any amount due under this Article 7. The Indemnified Party may pursue whatever legal remedies may be available for recovery of the losses claimed from any Indemnitor.

         7.4 Third Party Claims. An Indemnified Party shall give any Indemnitor prompt notice of the institution by a third party of any actions, suits or other administrative or judicial proceedings if the Indemnified Party would be entitled to claim indemnification under this Article 7 in connection with any such action, suit or other proceeding. After such notice, any Indemnitor may, or if so requested by the Indemnified Party, any Indemnitor shall, participate in any such action, suit or other proceeding or assume the defense thereof, with counsel satisfactory to the Indemnified Party; provided, however, that the Indemnified Party shall have the right to participate at its own expense in the defense of any such action, suit or other proceeding; and provided, further, that the Indemnitor shall not consent to the entry of any judgment or enter into any settlement, except with the written consent of the Indemnified Party, that
(a) fails to include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of any such action, suit or other proceeding or (b) grants the claimant or plaintiff any injunctive relief against the Indemnified Party. Any failure to give prompt notice under this Section 7.4 shall not bar an Indemnified Party's right to claim indemnification under this Article 7, except to the extent that an Indemnified Party shall have been harmed by such failure.

                                    ARTICLE 8
                               GENERAL PROVISIONS

         8.1 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

    If to Entrade:                      If to PAR, Old PAR or the Stockholders:
    Entrade Inc.                        Positive Asset Remarketing, Inc.
    500 Central Avenue                  521 Fellowship Road, Suite 130
    Northfield, IL  60093               Mt. Laurel, NJ 08054
    Attention: Mark Santacrose,         ttention: Robert Kohn
    President and CEO                   (856) 914-1546
    (847) 441-6959


    With copies to:                     With copies to:

    Duane, Morris & Heckscher LLP       Benjamin Kafka
    One Liberty Place                   Cordage Park
    Philadelphia, PA  19103-7396        Bldg. 3, Suite 307
    Attention:  Sheldon M. Bonovitz,    Plymouth, MA 02360
                Esquire                 (508) 732-7268
    (215) 979-1020

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.


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


         8.2 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties or as contemplated by the Plan of Merger. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         8.3 Entire Agreement. This Agreement, the Plan of Merger and the PAR Disclosure Letter constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         8.4 Amendment. This Agreement may be amended by the parties hereto, by action taken by themselves or their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the shareholders of Entrade, but after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to its rules of conflict of laws.






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



         8.6 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. A facsimile copy of an executed original of this Agreement shall have the same force and effect as an executed original.

         8.7 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         8.8 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         8.9 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         8.10 Incorporation. The PAR Disclosure Letter and the Plan of Merger referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         8.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         8.12 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court located in the Commonwealth of Pennsylvania, this being in addition to any other remedy to which they are entitled at law or in equity.

         8.13 Subsidiaries. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least one-half of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner or manager.

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                     ENTRADE INC.

                                     By:_________________________________
                                          Title:

                                     POSITIVE ASSET REMARKETING, INC.
                                     (a Nevada corporation)

                                     By:_________________________________
                                          Title:

                                     POSITIVE ASSET REMARKETING, INC.
                                     (a Massachusetts corporation)
                                     By:_________________________________
                                          Title:


                                     STOCKHOLDERS:

                                     ____________________________________
                                     ROBERT D. KOHN

                                     ____________________________________
                                     BENJAMIN KAFKA

                                     ____________________________________
                                     MARK QUINN

                                     ENTRADE MERGER SUBSIDIARY, INC.

                                     By:_________________________________
                                          Title:












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